Exhibit 99.1

Codorus Valley Bancorp, Inc.

Approves New Share Repurchase Program

FOR IMMEDIATE RELEASE - York, Pennsylvania - September 2, 2021

YORK, Pa. - Codorus Valley Bancorp, Inc. ("Codorus Valley" or the "Corporation") (NASDAQ: CVLY), parent company of PeoplesBank, A Codorus Valley Company (PeoplesBank), today announced that it had successfully completed the $5 million treasury stock repurchase program announced on January 12, 2021, and that its Board of Directors had approved a new treasury stock repurchase program.

Under the newly approved stock repurchase program, the Corporation is authorized to repurchase up to an additional $5 million of the Corporation's issued and outstanding common stock. As permitted by securities laws and other legal requirements and subject to market conditions and other factors, purchases under the program may be made from time to time in the open market at prevailing prices, or through privately negotiated transactions.

The Board of Directors' August 31, 2021 authorization provides that: (1) the new treasury stock repurchase program shall be effective when publicly announced and shall continue thereafter until the earlier of the date an aggregate of $5 million of common stock has been repurchased or December 31, 2022, or until suspended or terminated by the Board of Directors, in its sole discretion; and (2) all shares of common stock repurchased pursuant to the new program shall be held as treasury shares and be available for use and reissuance for purposes as and when determined by the Board of Directors including, without limitation, pursuant to the Company's Dividend Reinvestment and Stock Purchase Plan and its equity compensation program.

About Codorus Valley Bancorp, Inc.

With assets of over $2 billion, PeoplesBank, A Codorus Valley Company, is a wholly owned subsidiary of Codorus Valley Bancorp, Inc., the largest independent financial institution headquartered in York County, Pennsylvania. PeoplesBank offers a full range of consumer, business, wealth management, and mortgage services at financial centers located in communities throughout South Central Pennsylvania and Central Maryland. Codorus Valley Bancorp, Inc.'s Common Stock is listed on the NASDAQ Global Market under the symbol CVLY.

Press Release
Page 1	Codorus Valley Corporate Center
105 Leader Heights Road, York, PA 17403
717-747-1519

Forward-looking Statements

Codorus Valley Bancorp, Inc. has made forward-looking statements in this Press Release. These forward-looking statements are subject to risks and uncertainties. Forward-looking statements include information concerning possible or assumed future results of operations of the Corporation and its subsidiaries. When words such as "believes," "expects," "anticipates," or similar expressions occur in this Press Release, the Corporation is making forward-looking statements. Note that many factors could affect the future financial results of the Corporation and its subsidiaries, both individually and collectively, and could cause those results to differ materially from those expressed in the forward-looking statements contained in this Press Release. Those factors include, but are not limited to: the recent and continuing COVID-19 pandemic which poses risks and may harm the Corporation's business and results of operations in future quarters, credit risk, changes in market interest rates, inability to achieve merger-related synergies, competition, economic downturn or recession, and government regulation and supervision. The Corporation provides greater detail regarding these as well as other factors in its 2020 Form 10-K, including the Risk Factors section of that report, and in its subsequent SEC filings. The Corporation undertakes no obligation to update or revise any forward-looking statements.

Questions or comments concerning this Press Release should be directed to:

Codorus Valley Bancorp, Inc.
Larry J. Miller, Chairman, President and CEO	Larry D. Pickett, CPA - Treasurer
717-747-1500	717-747-1502
lmiller@peoplesbanknet.com	lpickett@peoplesbanknet.com

Press Release
Page 2	Codorus Valley Corporate Center
105 Leader Heights Road, York, PA 17403
717-747-1519